UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 26, 2016

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington  99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, Banner Corporation (“Company”) and its financial institution subsidiary, Banner Bank (“Bank”), accepted the resignation of Constance H. Kravas from the Boards of Directors of the Company and the Bank.  Ms. Kravas’s resignation is effective April 30, 2016.  Ms. Kravas had served as a director of the Company since 2004.  She is currently the University of Washington’s Vice President for University Advancement and also serves as the President of the University of Washington Foundation.  Ms. Kravas informed the Company that she is resigning due to the increased demands on her time and attention as the University prepares for a major funding campaign.  At the time of her resignation, Ms. Kravas was a member of the Company’s Compensation and the Corporate Governance/Nominating Committees of the Board of Directors.  Ms. Kravas’s letter of resignation did not indicate that her resignation was in connection with any disagreement with the Company pertaining to the Company’s operations, policies or practices.  In connection with Ms. Kravas’s retirement, the Company determined to reduce the number of its directors from 17 to 16, which is effective April 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: May 2, 2016	By: /s/Lloyd W. Baker
Lloyd W. Baker
Executive Vice President and Chief Financial Officer